Exhibit 99.1

Contact:

Kearstin Patterson

Director, Corporate Communications

615-236-4419 (office)

615-517-6112 (mobile)

kpatterson@biomimetics.com

Novo A/S Implements 10b5-1 Trading Plan for

Purchase of Additional BioMimetic Therapeutics Shares

Franklin, Tenn. – December 8, 2009 – BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) and Novo A/S announced that on December 8, 2009, Novo A/S implemented a 10b5-1 trading plan providing for open market purchases of BioMimetic common stock. Any transactions involving the Company's securities under the plan will be reported and disclosed as required by applicable securities laws.

Currently, Novo A/S beneficially owns approximately 17% of the common stock of BioMimetic. Thorkil Christensen, CFO of Novo A/S and a member of BioMimetic’s board of directors, noted that, "Novo does not intend to increase its ownership in BioMimetic in excess of 25%, nor does it intend to seek to acquire or exercise control over the company. Novo intends to purchase additional securities pursuant to the announced program for investment purposes."

The plan is intended to comply with the Company’s trading policy for insiders and the provisions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.  Rule 10b5-1 permits officers and directors of public companies to adopt pre-determined plans for buying or selling specified amounts of stock if the plan is adopted at a time when the purchaser or seller is not aware of any material non-public information. The Company does not undertake any obligation to report Rule 10b5-1 plans that may be adopted by any of the Company’s officers or directors from time to time or to report any modification or termination of such plans.

About Novo A/S

Novo A/S, the holding company in the Danish Novo Group, was established prior to the demerger of Novo Nordisk in 2000. Novo A/S is a private limited liability company fully owned by the Novo Nordisk Foundation. Besides being the majority shareholder in Novo Nordisk A/S and Novozymes A/S, Novo A/S provides seed, venture and growth capital to development stage companies within life science and biotechnology, as well as manages a broad portfolio of financial assets. For further information visit www.novo.dk.

About BioMimetic Therapeutics

BioMimetic Therapeutics is a biotechnology company utilizing purified recombinant human platelet-derived growth factor (rhPDGF-BB) in combination with tissue specific matrices as its primary technology platform for promotion of tissue healing and regeneration.  rhPDGF-BB is a synthetic form of one of the body's principal agents to stimulate and direct healing and regeneration.  The mechanism of action of this platform technology suggests it may be effective in a broad array of musculoskeletal applications, including the repair of bone, ligament, tendon and cartilage. Through the commercialization of this technology, BioMimetic seeks to become the leading company in the field of orthopedic regenerative medicine. BioMimetic received marketing approval from the FDA for its first product, GEM 21S®, as a grafting material for bone and periodontal indications. Additionally, BioMimetic Therapeutics has completed and ongoing clinical trials with its product candidates Augment and Augment Injectable in multiple orthopedic bone healing indications including the treatment of foot and ankle fusions and the stimulation of healing of fractures of the wrist.  In November 2009, BioMimetic received approval from Health Canada to begin marketing Augment as an alternative to the use of autograft in foot and ankle fusion indications in Canada.

GEM 21S is a trademark of Luitpold Pharmaceuticals, Inc., who now owns this dentally related product and markets it through its Osteohealth Company in the United States and Canada.

For further information, visit www.biomimetics.com or contact Kearstin Patterson, corporate communications, at 615-236-4419.

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of BioMimetic. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements.  BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the marketing of BioMimetic’s product and product candidates, unproven preclinical and clinical development activities, regulatory oversight, and other risks detailed in BioMimetic’s filings with the Securities and Exchange Commission. Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for changes made to this document by wire services or Internet services.

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